EXHIBIT 10.5
RESTRICTED STOCK AGREEMENT
THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of June 2, 2026, between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and James R. Ray (“Grantee”).
WHEREAS, the Grantee is an employee of the Company; and
WHEREAS, the grant of the shares of restricted stock (as governed by the Company’s Second Amended and Restated 2020 Equity Incentive Plan (the “Plan”)) to the Grantee described herein has been approved by the Company’s Compensation Committee (the “Committee”), and replaces the number of restricted shares surrendered by the Grantee as disclosed in the 2026 proxy statement.
NOW, THEREFORE, pursuant to the Plan, the Company, upon the terms and conditions set forth herein, hereby grants to the Grantee 85,031 restricted shares of Common Stock, par value $.01 (“Common Stock”), of the Company (the “Restricted Shares”) effective as of the date hereof (the “Date of Grant”), and subject to the terms and conditions of the Plan and the terms and conditions of this Agreement.
1.Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Plan.
2.Issuance of Shares. In consideration of the Grantee’s service as an employee of the Company, the Restricted Shares shall be issued to the Grantee, and, upon payment to the Company by the Grantee of the aggregate par value thereof, which payment shall be made within 10 days of the date hereof, shall be fully paid and non-assessable and shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.
3.Restrictions on Transfer of Shares. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of (each, a “Transfer”) by the Grantee, except to the Company, unless and until they have become nonforfeitable as provided in Section 4 hereof. Any purported encumbrance or disposition in violation of the provisions of this Section 3 shall be void AB INITIO, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares. As and when permitted by the Plan, the Committee may in its sole discretion waive the restrictions on transferability with respect to all or a portion of the Restricted Shares. Notwithstanding the foregoing, Grantee may not Transfer Restricted Shares which have become nonforfeitable as provided in Section 4 hereof unless such Restricted Shares are registered pursuant to the Securities Act of 1933 (the “Securities Act”), are sold under Rule 144 promulgated under the Securities Act or unless the Company, after consultation with counsel, and its counsel agree with Grantee that such Transfer is not required to be registered under the Securities Act.
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4.Vesting of Shares.
(a)Subject to paragraph Section 5 hereof, the Restricted Shares shall vest and become nonforfeitable if the Grantee remains an employee of the Company through the vesting dates set forth below with respect to the percentage of Restricted Shares (rounded to the nearest whole share) set forth next to such date:

Vesting Date	Percentage of Restricted Shares Vesting on such Vesting Date
March 31, 2027	50%
March 31, 2028	50%

(b)Notwithstanding the provisions of Section 4(a) above, in connection with a Change in Control, the provisions set forth in Section 13 of the Plan shall govern with respect to the acceleration of the vesting of the Restricted Shares.
(c)Notwithstanding the provisions of Section 4(a) above, the Committee may, in its sole discretion, vest or accelerate the vesting of the Restricted Shares at any time.
(d)If Grantee’s employment with the Company terminates (other than for Cause) on or after Grantee’s Rule of 66 Date, as defined below, then the Restricted Shares shall vest on the latter of 180 days after the grant date or January 4, 2027, except that any shares granted less than 180 days prior to the termination date shall be forfeited. For this purpose, the “Rule of 66 Date” means the date that the sum of Grantee’s age plus total Service, as defined below, is equal to or greater than sixty-six (66), so long as Grantee’s age is equal to or greater than sixty (60). “Service” means the aggregate number of completed years of continued employment with the Company, as conclusively determined by the Company without regard to any later determinations or findings regarding Grantee’s employment status by any third party.
5.Post-Vesting Restrictions. For a period of one-year following the vesting of the Restricted Shares granted under this Agreement, the Grantee shall not directly or indirectly sell such Restricted Shares.
6.Forfeiture of Shares. If the Grantee ceases to be an employee of the Company due to death or Disability during any period of restriction, any non-vested Restricted Shares shall immediately vest and all restrictions on the Restricted Shares shall lapse and certificate(s) representing such Restricted Shares shall be delivered by the Company reasonably promptly upon a request by the Grantee. Subject to Section 4(d), above, if the Grantee ceases to be an employee of the Company for any other reason, any non-vested Restricted Shares shall be forfeited by the Grantee and the certificate(s) representing the non-vested portion of the Restricted Shares so forfeited shall be canceled.
7.Dividend, Voting and Other Rights. Except as otherwise provided in this Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereto, provided, however, that any additional Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization,

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combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture, certificate delivery provisions and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement, and provided further that, any dividend paid with respect to unvested Restricted Shares for which an election under Section 83(b) of the Code has not been made (i) constitutes compensation income subject to all applicable tax withholding and (ii) shall be paid on or about the Vesting Date for the underlying Restricted Shares, but in any event not later than the fifteenth (15th) day of the third month of the calendar year following the Vesting Date.
8.Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power in the form of Exhibit A hereto which shall be endorsed in blank by the Grantee and delivered to the Company within 10 days of the date hereof, until such shares have become nonforfeitable in accordance with Section 4. Notwithstanding the foregoing, if the Grantee has attained his or her Rule of 66 Date, the certificate(s) representing the Restricted Shares shall be released to the Grantee within 30 days of the Vesting Date with respect to such shares, and the Vesting Date(s) shall be treated as fixed dates of distribution for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, if applicable to the Restricted Shares.
9.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws, provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue or release from restrictions on transfer any Restricted Shares pursuant to this Agreement if such issuance or release would result in a violation of any such law.
10.Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this Agreement, including any employment taxes (collectively, the “Tax Withholding Obligation”), and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. Unless Grantee elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, Grantee’s acceptance of this Agreement constitutes Grantee’s instruction and authorization to the Company to withhold on Grantee’s behalf the number of Restricted Shares from those shares issuable to Grantee under this Agreement as the Company determines to be sufficient to satisfy the Tax Withholding Obligation as and when any such Tax Withholding Obligation becomes due. Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the market value (determined with reference to the then current price of the Company’s Common Stock as quoted on The Nasdaq Global Select Market) per share of such Restricted Shares on the date of such surrender.
11.Conformity with Plan. The Agreement and the Restricted Shares granted pursuant hereto are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement. By executing this Agreement, Grantee acknowledges and agrees to be bound by all of the terms of this Agreement and the Plan.

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12.Amendments. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Grantee.
13.Confidentiality.
(a)Non-use and Non-Disclosure of Confidential Information. Grantee acknowledges that the Company and its subsidiaries continually develop Confidential Information (defined below), that the Grantee may develop Confidential Information for the Company or its subsidiaries during Grantee’s employment with the Company, and that Grantee may learn of Confidential Information during the course of such employment. Grantee will comply with the policies and procedures of the Company and its subsidiaries for protecting Confidential Information and shall never use or disclose to any Person (except as required by applicable law or for the proper performance of his or her duties and responsibilities to the Company and its subsidiaries), any Confidential Information obtained by Grantee incident to his or her employment or other association with the Company or any of its subsidiaries. Grantee agrees to only use the Company’s Confidential Information as necessary to perform his or her job during employment with the Company. Grantee understands that this restriction shall continue to apply after his or her employment terminates, regardless of the reason for such termination. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its subsidiaries and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Grantee, shall be the sole and exclusive property of the Company and its subsidiaries. Grantee shall safeguard all Documents and shall surrender to the Company at the time his or her employment terminates, or at such earlier time or times as the Company may specify, all Documents then in the Grantee’s possession or control.
(b)Definitions. For purposes of this Agreement, “Confidential Information” means any and all information of the Company and its subsidiaries that is not generally known by others with whom the Company or its subsidiaries compete or do business, or with whom they plan to compete or do business and any and all information which, if disclosed by the Company or its subsidiaries, would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its subsidiaries, (ii) the Company and its subsidiaries Products (defined below), (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its subsidiaries, (iv) the identity and special needs of the customers of the Company and its subsidiaries and (v) the people and organizations with whom the Company and its subsidiaries have business relationships and those relationships. Confidential Information also includes any information that the Company or any of its subsidiaries have received, or may receive hereafter, from others which was received by the Company or any of its subsidiaries with any understanding, express or implied, that the information would not be disclosed. For purposes of this Agreement, “Products” means all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its subsidiaries, together with all services provided or planned by the Company or any of its subsidiaries, during Grantee’s employment with the Company or any of its subsidiaries.
14.Restricted Activities. Grantee, as a condition to the Award and in consideration of Participant's continued employment by the Company and/or its subsidiaries, agrees that some restrictions on Grantee’s activities during and after his or her employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its subsidiaries and agrees as follows:

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(a)Noncompetition. For a period of time beginning on the date Grantee executes a copy of this Agreement and continuing for a period ending on the date which is one (1) year after Grantee’s employment terminates (the “Noncompetition Period”) Grantee shall not, whether as owner, partner, investor, consultant, agent, Grantee, co-venturer or otherwise, engage in, assist or have any active interest in a business that competes with the Company or any of its subsidiaries (“Competing Business Line”) or otherwise compete with the Company or any of its subsidiaries: (i) anywhere throughout the world; (ii) in North America; (iii) in the United States; and/or (iv) in those states of the United States in which the Company or any of its subsidiaries sells products or conducts business activities. Specifically, but without limiting the foregoing, Grantee agrees that during the Noncompetition Period, Grantee shall not: (A) undertake any planning for any business competitive with the Company or any of its subsidiaries; or (B) engage in any manner in any activity that is competitive with the business of the Company or any of its subsidiaries. For the purposes of this Section 4, Grantee’s undertaking shall encompass all items, products and services that may be used in substitution for Products.
(b)Conflict of Interest. During the Grantee’s employment with the Company, the Grantee shall devote all of the Grantee’s business time, energy, business judgment, knowledge and skill and the Grantee’s best efforts to the performance of the Grantee’s duties with the Company, provided that the foregoing shall not prevent the Grantee from (i) serving on the boards of directors of non-profit organizations and, with the prior written approval of the Board, other for profit companies, (ii) participating in charitable, civic, educational, professional, community or industry affairs, and (iii) managing the Grantee’s passive personal investments so long as such activities in the aggregate do not interfere or conflict with the Grantee’s duties hereunder or create a potential business or fiduciary conflict. Grantee further agrees to comply fully with all policies and practices of the Company as are from time to time in effect.
(c)Nonsolicitation. Grantee further agrees that while he or she is employed by the Company and during the Noncompetition Period, Grantee will not, (i) hire or attempt to hire any employee of the Company or any of its subsidiaries, (ii) hire or attempt to hire any independent contractor providing services to the Company or any of its subsidiaries, (iii) assist in hiring or any attempt to hire anyone identified in clauses (i) or (ii) of this sentence by any other Person, (iv) encourage any employee or independent contractor of the Company or any of its subsidiaries to terminate his or her relationship with the Company or any of its subsidiaries, or (v) solicit or encourage any customer or vendor of the Company or any of its subsidiaries to terminate or diminish its relationship with any of them, or, in the case of a customer, to conduct with any Person any competing business or activity. For purposes of Grantee’s obligations hereunder during that portion of the Noncompetition Period that follows termination of Grantee’s employment, employee, independent contractor, customer or vendor of the Company or any of its subsidiaries shall mean any Person who was such at any time during the six (6) months immediately preceding the date of the termination of Grantee’s employment.
(d)Enforceability. In the event that the one (1) year period stated above is held unenforceable by a court of competent jurisdiction due to its length, then the period shall be six (6) months or such other time as determined enforceable by such court.
15.Non-Inducement. Grantee will not directly or indirectly assist or encourage any person or entity in carrying out or conducting any activity that would be prohibited by this Agreement if such activity were carried out or conducted by Grantee.

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16.Assignment of Rights to Intellectual Property. Grantee shall promptly and fully disclose all Intellectual Property (defined below) to the Company. Grantee hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) Grantee’s full right, title and interest in and to all Intellectual Property. Grantee agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. Grantee will not charge the Company for time spent in complying with these obligations. All copyrightable works that Grantee creates shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company. For purposes of this Section 8, “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by Grantee (whether alone or with others and whether or not during normal business hours or on or off the premises of the Company or any of its subsidiaries) during Grantee’s employment with the Company or any of its subsidiaries (including prior to the Effective Date if applicable) that relate to either the Products or any prospective activity of the Company or any of its subsidiaries or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its subsidiaries.
17.Consideration and Acknowledgments. Grantee acknowledges and agrees that the covenants described in Sections 12 through 15 of this Agreement are essential terms, and the underlying Award would not be provided by the Company in the absence of these covenants. Grantee further acknowledges that these covenants are supported by adequate consideration as set forth in this Agreement, that full compliance with these covenants will not prevent Grantee from earning a livelihood following the termination of his or her employment, and that these covenants do not place undue restraint on Grantee and are not in conflict with any public interest. Grantee acknowledges that (i) Grantee has had access to Company’s trade secrets and Confidential Information at the highest levels, including without limitation manufacturing and marketing strategy, customer strategy and lists, technical know-how, product and process research and development, and business plans, (ii) Grantee has had access to Confidential Information regarding and has been privy to discussions and strategy sessions at the highest levels of the Company regarding all aspects, business lines and product segments of the Company, and (iii) that these trade secrets and Confidential Information would inevitably be disclosed were Grantee to work for a competitor. Grantee further acknowledges and agrees that Grantee fully understands these covenants, has had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Agreement, that these covenants are reasonable and enforceable in every respect, and has voluntarily agreed to comply with these covenants for their stated term. Grantee agrees that in the event he or she is offered employment with a competing business at any time in the future, Grantee shall immediately notify the competing business of the existence of the covenants set forth above.
18.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

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19.Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee and the successors and assigns of the Company.
20.Notices. Any notice to the Company provided for herein shall be in writing to the attention of the Secretary of the Company at Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43504, and any notice to the Grantee shall be addressed to the Grantee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service, addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.
21.No Right to Continued Employment or Service. Nothing in this Agreement shall confer upon the Grantee any right to continued employment or other service with the Company or its Subsidiaries, or to interfere in any way with the right of the Company or its Subsidiaries to terminate the Grantee’s employment or other service at any time and for any reason (or no reason).
22.Entire Agreement. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. This Agreement may be amended or modified only by a written instrument executed by the Company and the Grantee.
23.Governing Law. The laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof, shall govern the interpretation, performance and enforcement of this Agreement.
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        IN WITNESS WHEREOF, this Agreement is effective as of the date set forth above.

ACKNOWLEDGED AND AGREED:

    /s/ James Ray
Signature of Grantee

_____James Ray_____________
Printed Name of Grantee

COMMERCIAL VEHICLE GROUP, INC.

    /s/ Aneezal Mohamed
Signature of Company Representative

    Aneezal Mohamed
Printed Name

    Chief Legal Officer & Secretary
Title

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EXHIBIT A

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED, _________________, hereby sells, assigns and transfers unto _________________________________, ____ shares of the Common Stock, par value $0.01 per share, of Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”) standing in its name on the books of said Company represented by Certificate Number ____, and does hereby irrevocably constitute and appoint ________________ as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Date: ___________________	Employee Name

    9
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